State of California

Secretary of State

I, Bruce McPherson, Secretary of State of California, hereby certify: That the attached transcript if 1 page (s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true, and correct.

            In witness thereof, I execute this

certificate and affix the Great Seal the

State of California this day of

                   APR 06 2006

         /s/ Bruce McPherson

Bruce McPherson

Secretary of State

STATEMENT AND DESIGNATION

FOREIGN CORPORATION

SKYLYFT MEDIA NETWORK, INC., a corporation organized and existing under the laws of

 (Name of Corporation)

 DELAWARE makes the following statements and designation:

(State or Place of Incorporation)

1.

The address of its principal executive office is 800 Delaware Avenue, Wilmington, DE  19899.

2.

The address of its principal office in the State of California is 100 East Verdugo Ave., Burbank, CA 91502.

DESIGNATION OF AGENT FOR SERVICE OF PROCESS IN THE STATE OF CALIFORNIA

                                                                                    (Complete either Item 3 or Item 4.)

3.

(Use this paragraph if the process agent is a natural person.)

RICHARD D. YANKE, a natural person residing in the State of

                                                                                                                        California, whose

            complete address is  859 Hollywood Way, Burbank, CA 91505, is designated as agent upon whom process directed to this corporation may be served within the

            State of California, in the manner provided by law.

4.

(Use this paragraph if the process agent is a corporation.)

                                                                                                     , a corporation organized and

            existing under the laws of  ______________________________ , is designated as agent upon whom process directed to this corporation may be served within the

            State of California, in the manner provided by law.

NOTE:

Corporate agents must have complied with California Corporations Code Section 1505 prior to designation.

     5.   It irrevocable consents to service of process directed to it upon the agent designated above, and to service of process on the Secretary of State of the State of California if the agent so designated or the agent's successor is no longer authorized to act of cannot be found at the address given.

    /s/ Richard D. Yanke                                                                           RICHARD D. YANKE

   (Signature of Corporate Officer)                          (Typed Name and Title of Officer Signing)

Secretary of State Form

S&DC-STOCK/NONPROF!T (REV 03/2005)